UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2004

Global Crossing Limited

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201	98-0407042
(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the Annual General Meeting of Shareholders held on December 15, 2004 (the “2004 AGM”), the shareholders of Global Crossing Limited (the “Company”) approved (1) the Global Crossing Senior Executive Short-Term Incentive Compensation Plan (the “Cash Bonus Plan”), a cash bonus plan applicable to certain senior executives and (2) an amendment to the 2003 Global Crossing Limited Stock Incentive Plan (the “Stock Incentive Plan”) to increase by 1.4 million the number of authorized common shares reserved for issuance under that plan. Descriptions of the Cash Bonus Plan and the Stock Incentive Plan are included in the Company’s proxy statement relating to the 2004 AGM, which was filed with the Securities and Exchange Commission on November 5, 2004.

Item 7.01 Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated by reference is Global Crossing Limited’s press release dated December 20, 2004 relating to a secured debt financing by the Company’s indirect wholly-owned subsidiary, Global Crossing (UK) Finance Plc.

Item 9.01(c) Exhibits

Exhibit 99.1	Press release of Global Crossing Limited dated December 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004

GLOBAL CROSSING LIMITED

By:	/s/ Daniel O’Brien
Name:	Daniel O’Brien
Title:	Executive Vice President and Chief Financial Officer